                                                                     EXHIBIT 4.4
                                  MARIMBA, INC.
                                  AMENDMENT AND
                          WAIVER OF REGISTRATION RIGHTS


               THIS AMENDMENT AND WAIVER OF REGISTRATION RIGHTS (this "Waiver") is entered into as of January ___, 1999, by and among Marimba, Inc., a Delaware corporation (the "Company"), and the undersigned holders ("Holder(s)") of the Company's capital stock.

               WHEREAS, the Company intends to offer, issue, and sell directly to the public certain shares (the "Shares") of the Company's common stock (the "Offering) and will undertake a registration of the Shares (the "Registration") by preparing, executing, and filing with the Securities and Exchange Commission a registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended;

               WHEREAS, Kim Polese, Arthur van Hoff, Jonathan Payne and Sami Shaio (collectively, the "Founders") may elect to sell not more than 10% of each Founder's equity holdings in the Company in the Offering;

               WHEREAS, the Company and the undersigned Holder(s) (as such terms are defined in the Rights Agreement) are parties to that certain Amended and Restated Investors' Rights Agreement dated as of August 25, 1997 (the "Rights Agreement"), which grants the undersigned Holder(s), among other things, certain registration rights in connection with the Registration;

               WHEREAS, the undersigned Holder(s) desire to facilitate a successful Offering by waiving all such registration rights in connection with the Registration;

               WHEREAS, the undersigned Holder(s) understand that the Company and the underwriters of the Offering will proceed with the Offering in reliance on this Waiver; and

               WHEREAS, the consent of the Company, the Holders of at least a majority of the Registrable Securities then outstanding and held by the Founders, the Holders of at least a majority of the Registrable Securities then outstanding and held by the Series A Investors (as defined in the Rights Agreement), and the Holders of at least a majority of the Registrable Securities then outstanding and held by the Series B Investors (as defined in the Rights Agreement) will bind all such Holders under Section 4.7 of the Rights Agreement;

               NOW, THEREFORE, the undersigned hereby agree as follows:

               1. Definitions. Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Rights Agreement.

               2. Registration Right. With respect to the Registration, the undersigned Holder(s) hereby amend the Rights Agreement to waive the right (and all notice rights related thereto) to request registration of any Registrable Securities in the Offering (provided such Offering is consummated prior to July 31, 1999), that may arise under Section 1.3 of the Rights Agreement.

               3. Counterparts. This Waiver may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the undersigned have executed this Amendment and Waiver as of ____________, 1999.

                                        MARIMBA, INC.:

                                        By:
                                           -------------------------------------
                                        Fred Gerson,
                                        Vice President, Finance and
                                        Chief Financial Officer

                               Address: 440 Clyde Ave.
                                        Mountain View, CA 94043

                                        FOUNDERS:


                                        ----------------------------------------
                                        JONATHAN PAYNE

                               Address: c/o Marimba, Inc.
                                        440 Clyde Ave.
                                        Mountain View, CA 94043


                                        ----------------------------------------
                                        KIM POLESE

                               Address: c/o Marimba, Inc.
                                        440 Clyde Ave.
                                        Mountain View, CA 94043


                                        ----------------------------------------
                                        SAMI SHAIO

                               Address: c/o Marimba, Inc.
                                        440 Clyde Ave.
                                        Mountain View, CA 94043


                                        ----------------------------------------
                                        ARTHUR A. VAN HOFF

                               Address: c/o Marimba, Inc.
                                        440 Clyde Ave.
                                        Mountain View, CA 94043



                      SIGNATURE PAGE TO REG. RIGHTS WAIVER

                                        STOCKHOLDER:



                                        ----------------------------------------
                                        (Print or Type Holder's Name)


                                        ----------------------------------------
                                        (Signature of Holder or Authorized
                                         Signatory)



                                        ----------------------------------------
                                        (Print or Type Name and Title, if Holder
                                         is not an individual)



                      SIGNATURE PAGE TO REG. RIGHTS WAIVER